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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in the registration statement of SoftKey International Inc. on Form S-3 of our report dated March 3, 1995, on our audit of the consolidated financial statements and financial statement schedule of SoftKey International Inc. as of December 31, 1994 and for the year then ended, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".

                                            COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
June 7, 1995